                                                                   EXHIBIT 10(O)

                                LEASE AGREEMENT

                                    between

                      THE INDUSTRIAL DEVELOPMENT BOARD OF
                                 MOBILE COUNTY

                                      and

                          AERO INTERNATIONAL, L.L.C.

                           Dated as of July 1, 1998

                       ---------------------------------

                                  Relating to

                                  $2,000,000

                       THE INDUSTRIAL DEVELOPMENT BOARD
                               OF MOBILE COUNTY

                     INDUSTRIAL DEVELOPMENT REVENUE BONDS

                        (AMERICAN AERO CRANES PROJECT)

                                  Series 1998



                                         This instrument prepared by:
                                         R. Preston Bolt, Jr.
                                         HAND ARENDALL, L. L. C.
                                         Post Office Box 123
                                         Mobile, Alabama 36601

                               TABLE OF CONTENTS

                                      to

                                LEASE AGREEMENT
                                    between
                       THE INDUSTRIAL DEVELOPMENT BOARD
                               OF MOBILE COUNTY
                                      and
                          AERO INTERNATIONAL, L.L.C.

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND USE OF PHRASES....................................   1
   Section 1.1    Definitions...............................................   1
   Section 1.2    Definitions Contained in the Indenture....................   6
   Section 1.3    Use of Phrases............................................   6

ARTICLE II REPRESENTATIONS AND WARRANTIES...................................   7
   Section 2.1    Representations by the Issuer.............................   7
   Section 2.2    Representations and Warranties by the Lessee..............   8

ARTICLE III DEMISING CLAUSES................................................   9
   Section 3.1    Demising Clauses..........................................   9

ARTICLE IV CONCERNING THE PROJECT WORK; ISSUANCE OF THE BONDS...............  10
   Section 4.1    Performance of the Project Work...........................  10
   Section 4.2    Agreement to Issue Bonds and Security Therefor............  11
   Section 4.3.   Disbursement of Moneys from Construction Fund.............  11
   Section 4.4.   No Warranty of Suitability by the Issuer; Lessee Required
                    to Make Arrangements for Payment of Project Costs.......  11
   Section 4.5    Issuer to Pursue Rights against Suppliers and
                    Contractors, etc........................................  12
   Section 4.6    Certification of Completion Date..........................  12
   Section 4.7    Supplemental Agreement on Completion......................  13

ARTICLE V DURATION OF TERM AND RENTAL PROVISIONS............................  13
   Section 5.1    Duration of Term..........................................  13
   Section 5.2    Rental Provisions.........................................  13
   Section 5.3    Miscellaneous Additional Rent.............................  14
   Section 5.4    Obligation of Lessee Unconditional........................  15

ARTICLE VI PROVISIONS CONCERNING MAINTENANCE, ADDITIONS,REMOVAL OF PROJECT
  EQUIPMENT,INSURANCE AND TAXES.............................................  15
   Section 6.1    Maintenance, Additions, Alterations, Improvements
                    and Modifications.......................................  15

   Section 6.2    Removal of Project Equipment..............................  17
   Section 6.3    Taxes, Other Governmental Charges and Utility Charges.....  18
   Section 6.4    Insurance With Respect to the Project.....................  18
   Section 6.5    Effect of Mortgage........................................  19

ARTICLE VII PROVISIONS RESPECTING DAMAGE, DESTRUCTION AND CONDEMNATION......  19
   Section 7.1    Damage and Destruction Provisions.........................  19
   Section 7.2    Condemnation Provisions...................................  20
   Section 7.3    Condemnation of Lessee-Owned Property.....................  21
   Section 7.4    Cooperation of the Issuer in the Conduct of Condemnation
                    Proceedings.............................................  21
   Section 7.5    Cooperation of the Issuer with Respect to Restoration of
                    the Project in the Event of Casualty or Condemnation....  21
   Section 7.6    Provisions Relating to the Incurring of Certain Expenses
                    after Indebtedness Paid.................................  21

ARTICLE VIII PARTICULAR COVENANTS OF THE LESSEE.............................  22
   Section 8.1    General Covenants.........................................  22
   Section 8.2    Release and Indemnification Covenants.....................  22
   Section 8.3    Inspection of Project.....................................  23
   Section 8.4    Agreement to Maintain Existence...........................  23
   Section 8.5    Qualification in Alabama..................................  24
   Section 8.6    Covenant to Operate.......................................  24
   Section 8.7    Covenants Concerning the Tax-Exempt Nature of the
                    Interest Income on the Bonds............................  24

ARTICLE IX CERTAIN PROVISIONS RELATING TO ASSIGNMENT SUBLEASING AND
  MORTGAGING AND TO THE BONDS...............................................  25
   Section 9.1    Provisions Relating to Assignment and Subleasing
                    by Lessee...............................................  25
   Section 9.2    References to Bonds Ineffective after Indebtedness Paid...  26
   Section 9.3    Disposition of Trust Fund Moneys after Full Payment
                    of Indebtedness.........................................  26

ARTICLE X EVENTS OF DEFAULT AND REMEDIES....................................  27
   Section 10.1   Events of Default Defined.................................  27
   Section 10.2   Remedies on Default.......................................  27
   Section 10.3   No Remedy Exclusive.......................................  28
   Section 10.4   Agreement to Pay Attorneys' Fees..........................  28
   Section 10.5   No Additional Waiver Implied by One Waiver................  28

ARTICLE XI OPTIONS..........................................................  29
   Section 11.1   Options to Terminate the Lease during Lease Term..........  29
   Section 11.2   Option to Purchase........................................  29
   Section 11.3   Options - In General......................................  30

ARTICLE XII MISCELLANEOUS...................................................  30
   Section 12.1   Covenant of Quiet Enjoyment Surrender.....................  30
   Section 12.2   The Lease to be a Net Lease...............................  30
   Section 12.3   Statement of Intention Regarding Certain Tax Matters......  30
   Section 12.4   Notices...................................................  30
   Section 12.6   Certain Prior and Contemporaneous Agreements Cancelled....  32
   Section 12.7   Limited Liability of Issuer...............................  32
   Section 12.8   Binding Effect............................................  32
   Section 12.9   Severability..............................................  33
   Section 12.10  Article and Section Captions..............................  33
   Section 12.11  Governing Law.............................................  33

EXHIBIT "A"  -  PROJECT SITE
EXHIBIT "B"  -  PROJECT EQUIPMENT

     This LEASE AGREEMENT between THE INDUSTRIAL DEVELOPMENT BOARD OF MOBILE COUNTY, a public corporation organized and existing under the laws of the State of Alabama, party of the first part (herein called the "Issuer"), and AERO INTERNATIONAL, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana and qualified to do business in the State of Alabama, party of the second part (together herein called the "Lessee"),

                              W I T N E S S E T H

     That in consideration of the respective representations and agreements hereinafter contained, the Issuer and the Lessee agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part but shall be payable by it solely out of the rents, revenues and receipts derived from this Lease, the proceeds of the sale of the Bonds referred to in Section 4.2 and any other rents, revenues and receipts arising out of or in connection with its ownership of the Project as hereinafter defined):

                                   ARTICLE I

                        DEFINITIONS AND USE OF PHRASES

     Section 1.1 Definitions. The following words and phrases and others evidently intended as the equivalent thereof shall, in the absence of clear implication herein otherwise, be given the following respective interpretations in this Lease Agreement:

     "Act" means the statutes codified as Code of Alabama 1975, Title 11, Sections 11-20-30, et seq., as amended and supplemented and at the time in force and effect.

     "Affiliate" means any person, firm or corporation controlling, controlled by or under common control with the Lessee.

     "Authorized Issuer Representative" shall mean the Chairman or Vice-Chairman of the Board of Directors or the Secretary or Treasurer of the Board of Directors or any other officer or agent of the Issuer authorized by the Board of Directors to act as "Authorized Issuer Representative" for purposes of this Indenture and the Lease Agreement without further action by the said Board of Directors.

     "Authorized Lessee Representative" means the person or persons at the time designated as such by written certificate furnished to the Issuer and the Trustee, containing the specimen signature or signatures of such person or persons and signed on behalf of the Lessee.

     "Basic Rent" or "Basic Rental Payments" means (i) the moneys payable by the Lessee pursuant to the provisions of Section 5.2 hereof, and (ii) any other moneys payable by the Lessee hereunder to provide for the payment of the principal of and the interest and premium (if any) on the Bonds (other than the aforesaid moneys payable pursuant to Section 5.2 hereof).

     "Bond Fund" means the Bond Fund created in Section 8.01 of the Indenture.

     "Bond Guaranty" means the Guaranty Agreement, dated July 1, 1998, from the Lessee to the Trustee.

     "Bond Resolution" means the Resolution of the Issuer authorizing the issuance of the Bonds and the execution and delivery of the Financing Documents.

     "Bonds" means the Issuer's Industrial Development Revenue Bonds (American Aero Cranes Project), Series 1998, issued under the Indenture.

     "Building" or "Buildings" means the building or buildings and all related improvements that are now or hereinafter located on the Project Site, as such building or buildings and related improvements may at any time exist.

     "Code" means the Internal Revenue Code of 1986, as amended and at the time in force and effect.

     "Completion Date" means the date on which the completion of the Project Work and the satisfaction of the other conditions referred to in Section 4.6 hereof are certified to the Trustee and the Issuer in accordance with the provisions of said Section 4.6

     "Construction Fund" means the fund created in Section 7.03 of the Indenture.

     "Counsel" means any attorney duly admitted to practice before the highest court of any state of the United States of America or of the District of Columbia (including any officer or full-time employee of the Issuer, the Lessee or an Affiliate who is so admitted to practice), it being understood that "Counsel" may also mean a firm of attorneys any of whose members is so admitted to practice.

     "Credit Agent" means National Canada Finance Corp., as agent for the lenders under the Credit Agreement.

     "Credit Agreement" means the Loan Agreement, dated June 30, 1998, between the Lessee, its parent company, the Credit Agent and certain lenders as therein described.

     "Credit Obligor" means National Bank of Canada, a Canadian banking institution having its principal office in New York, New York, in its role as issuer of the Letter of Credit.

     "Eminent Domain", when used herein with reference to any taking of property, means the power (actual or claimed) of any governmental authority or any person, firm or corporation acting under governmental authority (actual or claimed) to take such property, and for purposes of this Lease Agreement, a taking of property under the exercise of the power of Eminent Domain shall include a conveyance made, or a use granted or taken, under either the threat or the fact of the exercise of governmental authority.

     "Event of Default" means an "Event of Default" as specified in Section
10.1.

     "Financing Documents" means this Lease Agreement, the Indenture, the Bond Guaranty, the Letter of Credit, the Credit Agreement, the Mortgage, and the Remarketing Agent Agreement, as all of such documents shall be amended from time to time.

     "Fully Paid", (i) when used with respect to Indenture Indebtedness, shall have the meaning stated in Section 16.01 of the Indenture, and (ii) when used with respect to Credit Obligor Indebtedness, shall mean that all indebtedness or obligations of the Lessee under the Credit Agreement have been paid in full.

     "Indenture" means the Trust Indenture between the Issuer and SunTrust Bank, Nashville, N.A., as Trustee, dated as of July 1, 1998, under which the Bonds are authorized to be issued, as said Trust Indenture now exists and as it may hereafter be supplemented and amended.

     "Independent Alabama Counsel" means an attorney (or firm of attorneys) who is duly admitted to practice before the highest court in the State of Alabama and who is not an officer or fulltime employee of the Issuer, the Lessee or an Affiliate.

     "Independent Appraiser" means a person, firm or corporation that is not regularly employed or retained by the Issuer, the Lessee or an Affiliate, that has no other material connection with the Issuer, the Lessee or an Affiliate, and that is regularly engaged in the business of appraising real or personal property (as appropriate to the property being appraised or valued) and otherwise competent to determine the value of the property in question.

     "Independent Counsel" means an attorney (or firm of attorneys) who is duly admitted to practice before the highest court of any state of the United States of America or the District of Columbia and who is not an officer or full-time employee of the Issuer, the Lessee or an Affiliate.

     "Independent Engineer" means an engineer or engineering firm that is licensed to engage in the independent practice of engineering under the laws of the State of Alabama, that is not regularly employed or retained by the Issuer, the Lessee or an Affiliate, and that has no other material connection with the Issuer, the Lessee or an Affiliate.

     "Issuer" means (i) the party of the first part hereto and its successors and assigns, and (ii) any public corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.

     "Lease" or "this Lease Agreement" means this Lease Agreement as it now exists and as it may from time to time be modified, supplemented or amended as permitted by Article 14 of the Indenture.

     "Lease Term" means the duration of the leasehold estate granted in Section
5.1 hereof.

     "Letter of Credit" means the initial Letter of Credit delivered to the Trustee on the date of delivery of the Bonds, and, unless the context of use indicates another or different meaning or intent, any Substitute Letter of Credit accepted by the Trustee under the terms of the Indenture.

     "Mortgage" shall mean the Mortgage and the Commercial Security Agreement, each dated July 1, 1998, executed by the Lessee and the Issuer in favor of the Credit Obligor in order to secure the Lessee's obligations under the Credit Agreement.

     "Net Condemnation Award" means the total amount received as compensation for any part of the Project taken under the exercise of the power of Eminent Domain plus damages to any part of the Project not taken (including any compensation referable to the interest of the Lessee in the part of the Project taken and as damages to the interest of the Lessee in any part thereof not taken, but not including any compensation belonging to the Lessee pursuant to the provisions of Section 7.3 hereof) which compensation shall consist, to the extent payable to the Issuer, of (i) all awards received pursuant to administrative or judicial proceedings conducted in connection with the exercise of the power of Eminent Domain, plus (ii) all amounts received as the result of any settlement of compensation claims (whether in whole or in part) negotiated with the condemning authority, less (iii) all attorneys' fees and other expenses incurred in connection with the receipt of such compensation, including attorneys' fees and expenses relating to such administrative or judicial proceedings and to such settlement negotiations (other than any that may be paid directly by the Lessee).

     "Net Insurance Proceeds" means the total insurance proceeds recovered by the Issuer, the Lessee and/or the Trustee on account of any damage to or destruction of the Project or any part thereof, less all expenses (including attorneys' fees and any extraordinary expenses of the Trustee) incurred in the collection of such proceeds.

     "Owner" shall mean the owner or owners of the Bonds as determined in accordance with the Indenture.

     "Payment in Full" means that such indebtedness has been paid in full or duly provided for pursuant to the applicable provisions of the Indenture or the Bond Resolution, and that the lien of such Indenture and the Mortgage has been cancelled, satisfied and discharged in accordance with the applicable provisions thereof.

     "Permitted Encumbrances" means, as of any particular time, (i) liens for ad valorem taxes and general and special assessments not then delinquent, (ii) the Lease and the Indenture, (iii) utility, access, drainage and other easements and rights-of-way, mineral rights, restrictions and exceptions, none of the foregoing of which, individually or in the aggregate, materially interfere with or impair the use of the Project for the purpose for which it was acquired or is held by the Issuer, (iv) any inchoate mechanic's, materialmen's, supplier's or vendor's lien or other right to a purchase money security interest if payment is not yet due and payable under the contract giving rise to such lien or right,
(v) such other minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title (including zoning and other similar restrictions and regulations) as in the written opinion of Independent Alabama Counsel delivered to the Trustee customarily exist with respect to properties similar in character to the Project and do not in the aggregate materially impair the title of the Issuer to the Project or the use of the Project for the purpose for which it was acquired or is held by the Issuer and (vi) any encumbrances, easements, rights-of-way and clouds on title relating to the Statutory Warranty Deed from the Lessee to the Issuer dated July 27, 1997.

     "Project" means the Project Site, the Building and the Project Equipment as they may at any time exist, and all other property and rights of every kind that are or become subject to the demise of the Lease.

     "Project Costs" means (i) all costs and expenses incurred in connection with the preparation of the Project Site, (ii) all costs and expenses incurred in connection with the planning, development and design of the improvements and additions to the Building, including the costs of preliminary investigations, surveys, estimates and plans and specifications, (iii) all costs and expenses of constructing the improvements and additions to the Building, including the cost to the Lessee of supervising construction, payments to contractors and materialmen and fees for professional or other specialized services, (iv) all costs and expenses of acquiring the Project Equipment, (v) the costs of contract bonds and of insurance of all kinds which may be necessary or desirable in connection with the Project Work and which are not paid by any contractor or otherwise provided for, (vi) all expenses incurred in connection with the issuance and sale of the Bonds, including (without limitation) all legal, accounting, financial, underwriting, printing, recording and filing fees and expenses and the initial charge of the Trustee, but no more than two percent (2%) of the proceeds of the Bonds shall be used for such costs of issuance and sale, (vii) the initial credit enhancement fees of the Credit Obligor, (viii) the charges of the Trustee for the disbursement of moneys from the Construction Fund, (ix) all other costs incurred in connection with the Project Work deemed necessary or desirable by the Lessee, and (x) the reimbursement to the Lessee of all amounts paid directly by the Lessee in respect of any of the aforesaid costs and expenses and of all amounts advanced by the Lessee to the Issuer for the payment of such costs and expenses.

     "Project Equipment" means all items (whether or not fixtures) of machinery, equipment or other personal property (i) the costs of which, in whole or in part, have been or are to be paid by the Issuer out of the proceeds of any of the Bonds, (ii) which are not part of the regular and permanent heating, ventilating, air conditioning, electrical, fire protection or plumbing system of the Building and (iii) which, although physically attached (by bolting, welding or otherwise) to the Project Realty, can be severed and removed from the Project Realty without material damage either to the Project Realty or to such items of machinery, equipment or other personal property. As used herein, the term "Project Equipment" also includes all items (whether or not fixtures) of machinery, equipment or other personal property that are acquired by the Issuer in substitution for or replacement of property theretofore constituting part of the Project Equipment and that, under the provisions of this Lease Agreement, are to constitute part of the Project Equipment. As of the delivery of this Lease Agreement, the Project Equipment is expected to consist of those items (whether or not fixtures) of machinery, equipment or other personal property that are generally described in Exhibit B attached hereto and made a part hereof.

     "Project Realty" means the Project Site and the Building, as they may at any time exist, and all other property and rights of every kind constituting real property that are or become subject to the demise of the Lease.

     "Project Site" means the parcel of land specifically described in Section
3.1 of this Lease Agreement.

     "Project Work" means (i) the planning, design and construction and renovation of the building or buildings and all related improvements that are now or hereafter located on the real property described on Exhibit A to this Lease, as such building or buildings and related improvements may at any time exist, and (ii) the planning, design and acquisition of the additions to the Project Equipment and the installation thereof in or about any such buildings or improvements.

     "Trustee" means the Trustee at the time serving as such under the Indenture.

     "United States Corporation" means a corporation organized under the laws of the United States of America, one of the states thereof or the District of Columbia.

     Section 1.2 Definitions Contained in the Indenture. Unless the context clearly indicates a different meaning, other words, terms or phrases which are not defined in this Lease Agreement but which are defined in the Indenture shall have the meanings respectively given them in the Indenture.

     Section 1.3 Use of Phrases. "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Lease Agreement as an entirety and not solely to the particular portion in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

     (a) The Issuer is duly incorporated under the provisions of the Act, as now existing, by Certificate of Incorporation duly filed for record in the Office of the Judge of Probate of Mobile County, Alabama, the said Certificate of Incorporation has not been revoked and is in full force and effect; and the Issuer is not in default under any of the provisions contained in said Certificate of Incorporation or in its Bylaws or in the laws of the State of Alabama.

     (b) The Issuer is the owner of the Project Site, subject only to Permitted Encumbrances.

     (c) The Project Site is located wholly within the County of Mobile, Alabama.

     (d) The Issuer was induced to enter this undertaking by the promise of the Lessee to acquire, renovate, construct and install the Project in Mobile County, Alabama. The Project constitutes a "project" within the meaning of the Act.

     (e) The Issuer has found and hereby declares that the issuance of the Bonds and the use of the proceeds of the Project, and the leasing of the Project to the Lessee and the sale of the Project to the

Lessee at the expiration or sooner termination of the Lease Term is in furtherance of the public purposes for which the Issuer was created.

     (f) The Issuer is not subject to any charter, by-law or contractual limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Issuer from entering into this Lease or performing any of its obligations hereunder.

     (g) Notwithstanding anything contained herein to the contrary, the Bonds shall be limited obligations of the Issuer payable by it solely out of the rental payments and other payments to be received by the Issuer under this Lease and shall not be deemed to constitute a debt, liability or obligation of or pledge of the faith and credit of the County of Mobile, Alabama or the State of Alabama or any political subdivision thereof and neither the faith and credit of the County of Mobile, Alabama or the State of Alabama or any political subdivision thereof is pledged to the payment of the principal of or the interest on the Bonds.

     (h) To accomplish the foregoing, the Issuer proposes to issue its Series 1998 Bonds in the principal amount of up to $2,000,000 as provided in the Bond Resolution and the Indenture, following the execution and delivery of this Lease. The date, denominations, interest rate or rates, maturity dates, redemption provisions and other pertinent provisions with respect to the Bonds are set forth in the Bond Resolution and the Indenture and by this reference thereto they are incorporated herein.

     (i) By resolution duly adopted February 18, 1998, the Issuer took official action providing for the acquisition, renovation, construction and installation and leasing of the Project and the financing of the Project through the issuance of the Bonds, and said resolution is in full force and effect.

     (j) The Bonds are to be issued under and secured by the Indenture. Pursuant to the Mortgage, the Issuer's right, title, interest and remedies in this Lease and the rents, revenues, receipts and other payments arising out of or in connection with the Issuer's ownership of the Project have been assigned and mortgaged to the Credit Agent.

     Section 2.2 Representations and Warranties by the Lessee. The Lessee makes the following representations and warranties:

     (a) The Lessee has power to enter into, and to perform and observe the agreements and covenants on its part contained in, this Lease Agreement.

     (b) Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, conflicts or will conflict with, or results or will result in a breach of, any of the terms, conditions or provisions of any agreement, instrument or court or other governmental order to which the Lessee is now a party or by which it is bound, or constitutes or will constitute a default under any of the foregoing.

     (c) The Project will constitute a "Project" within the meaning of the Act, as now existing.

     (d) The Issuer is the owner of the Project Site, subject only to Permitted Encumbrances.

     (e) The Project Site is located wholly within the now existing boundaries of Mobile County, Alabama and not within the corporate limits of any municipality.

     (f) Neither the acquisition by the Issuer of the Project Site, the renovation and construction of the Building nor the acquisition of the Project Equipment was commenced prior to February 18, 1998, the date on which the resolution referred to in Section 2.1(i) hereof was delivered on behalf of the parties thereto.

     (g)  The undertakings by the Issuer (i) to carry out the Project Work, and
(ii) to make available the Project, for the use and occupancy of the Lessee pursuant to this Lease Agreement, have induced the Lessee to undertake its operations in the State of Alabama.

     (h) All permits, licenses and governmental approvals necessary to be obtained prior to commencement of construction of the Project Work have been obtained.

     (i) There has been no material adverse change in the financial condition or operation of the Lessee which has not previously been reflected in any financial statements furnished by the Lessee to the Issuer.

                                  ARTICLE III

                               DEMISING CLAUSES

     Section 3.1 Demising Clauses. For and during the Lease Term, the Issuer hereby demises and leases to the Lessee, subject to Permitted Encumbrances, and the Lessee hereby rents from the Issuer, subject to Permitted Encumbrances, the following described properties and related rights:

                                       I

     The real property identified on Exhibit A, which is attached hereto and made a part hereof as though fully set out herein.

                                      II

     Also, the Building and all other buildings, structures and other improvements constituting real property now or hereafter situated on the Project Site, all permits, easements, licenses, rights-of-way, contracts, leases, privileges, immunities and hereditaments pertaining or applicable to the Project Site and all fixtures now or hereafter owned by the Issuer and installed on the Project Site or in the Building or in any of such other buildings, structures and improvements now or hereafter located on the Project Site, it being the intention hereof that all property, rights and privileges hereafter acquired for use as a part of or in connection with or as an improvement to the Project Site shall be as fully covered hereby as if such property, rights and privileges were now owned by the Issuer and were specifically described herein.

                                      III

     Also, all items (whether or not fixtures) of machinery, equipment and other tangible personal property that at any time, under the provisions of the Lease, constitute the Project Equipment, including, without limitation, the Project Equipment generally described in Exhibit B attached hereto and made a part hereof and as the same may hereafter be supplemented and amended, excluding, however, any equipment or other personal property that, under the provisions of this Lease, is, or is to become (prior to the termination of the Lease), the sole property of the Lessee or third parties.


                                  ARTICLE IV

                         CONCERNING THE PROJECT WORK;
                             ISSUANCE OF THE BONDS

     Section 4.1 Performance of the Project Work. The Issuer and the Lessee will complete as promptly as practicable:

     (a)  the acquisition of the Project Site;

     (b) the acquisition, construction and renovation of the Building as directed by the Lessee; and

     (c) the acquisition and installation, in or about the Building and wholly within the boundaries of the Project Site, of the items of machinery, equipment and other personal property comprising the Project Equipment.

The Issuer and the Lessee will use their best efforts to complete the Project Work, or to cause the same to be completed, as promptly as practicable, delays incident to strikes, riots, acts of God or the public enemy or other acts beyond the reasonable control of the Issuer or the Lessee only excepted; provided however, that no liability on the part of the Issuer or any reduction in or postponement of any rentals payable by the Lessee hereunder shall result from any delay in the completion of any of the Project Work or from the failure of such work to be completed in accordance with the plans, specifications and directions furnished by the Lessee.

     The Issuer hereby appoints the Lessee, and more specifically the President, any Vice-President and their respective designees, to act as agents of the Issuer for the purpose of taking all actions and doing all things necessary or convenient to carry out the Project Work. Without limiting the foregoing, each such agent shall be empowered to act for and on behalf of the Issuer in connection with the execution and delivery of contracts, purchase orders, requisitions and any other document or instrument necessary and desirable to effect the Project Work.

     The Issuer and the Lessee shall each appoint by written instrument an agent or agents authorized to act for each respectively in any or all matters arising under this Lease or the Indenture which, by the specific terms of this Lease or the Indenture, require action by such agents. Each agent so appointed to act for the Issuer shall be designated an Authorized Issuer Representative, and each agent so appointed to act for the Lessee shall be designated an Authorized Lessee Representative. Either the Issuer or the Lessee may from time to time, by written notice to the other party hereto and to the Trustee, revoke, amend or otherwise limit the authorization of any agent appointed by it to act on its behalf or designate another agent or agents to act on its behalf, provided that with reference to all the foregoing matters there shall be at all times at least one Authorized Issuer Representative authorized to act on behalf of the Issuer and at least one Authorized Lessee Representative authorized to act on behalf of the Lessee.

     Section 4.2 Agreement to Issue Bonds and Security Therefor. In order to finance the Project Costs, the Issuer will, simultaneously with the delivery hereof, and from time to time thereafter as provided in the Indenture, issue and sell the Bonds and, as security therefor, execute and deliver the Indenture and the Mortgage. All the terms and conditions of the Indenture (including, without limitation, those relating to the amounts and maturity date or dates of the principal of the Bonds, the interest rate or rates thereof and the provisions for redemption thereof prior to maturity) are hereby approved by the Lessee, and to the extent that any provision of the Indenture is relevant to the calculation of any rent or other amount payable by the Lessee hereunder or to the determination of any other Bond Resolution and obligation of the Lessee hereunder, the Lessee hereby agrees that such provision of the Indenture shall be deemed a part hereof as fully and completely as if set out herein.

     Section 4.3. Disbursement of Moneys from Construction Fund. Subject to the conditions of Section 4.4 hereof, the Issuer will pay, or cause to be paid, all Project Costs, but such costs shall be paid solely out of the principal proceeds from the sale of the Bonds, as the same shall be issued from time to time, income earned from the investment of such proceeds and any other moneys which the Lessee may cause to be deposited in the Construction Fund. The Lessee, as agent for the Issuer, will cause such requisitions to be prepared for approval and execution in accordance with Section 7.03 of the Indenture and submission to the Trustee as shall be necessary to enable the Trustee to pay, out of moneys held in the Construction Fund in accordance with the provisions of
Section 7.03 of the Indenture, all the Project Costs.

     Section 4.4. No Warranty of Suitability by the Issuer; Lessee Required to Make Arrangements for Payment of Project Costs. The Lessee recognizes that the Project Work has been or is to be planned and carried out under its control and in accordance with its requirements, and the Issuer can, therefore, make no warranty, either express or implied, or offer any assurances that the Project resulting from the completion of such work will be suitable for the Lessee's purposes or needs or that the proceeds derived from the sale of the Bonds, together with the income (if any) earned from the investment of such proceeds, will be sufficient to pay in full all the Project Costs. In the event such proceeds and investment income (if any) are insufficient to pay all the Project Costs, the Lessee

     (a) will itself complete the Project Work as originally planned and will pay that portion of the Project Costs in excess of such proceeds and investment income, or

     (b) will pay into the Construction Fund such moneys as are necessary for the payment of all Project Costs, in which case the Issuer will complete the Project Work, or

     (c) will take action pursuant to both of the courses of action described in the preceding clauses (a) and (b),

all to the end that all obligations incurred by the Issuer in connection with the Project Work shall be paid in full. The Lessee shall not, by reason of (1) its direct payment of any excess Project Costs, (2) its payment of any money into the Construction Fund for the payment of any such costs or (3) any other arrangements made by it for the payment of such costs, be entitled to any reimbursement from the Issuer or to any diminution or postponement of any rent payable by the Lessee hereunder.

     Section 4.5 Issuer to Pursue Rights against Suppliers and Contractors, etc. In the event of default by any supplier, contractor or subcontractor under any contract with the Issuer for the performance of the Project Work or any part thereof, the Issuer will, upon written request made to it by the Lessee, proceed, either separately or in conjunction with others, to exhaust all remedies the Issuer may have against such supplier, contractor or subcontractor so in default and against each surety (if any) for the performance of such contract, but all actions taken by the Issuer to exhaust such remedies shall be at the expense of the Lessee. Further, in the event the Issuer proceeds in an arbitration proceeding or by an action at law or in equity against any such supplier, contractor, subcontractor or surety pursuant to the provisions of this section or in the event any such supplier, contractor, subcontractor or surety brings any such proceeding or action against the Issuer in connection with or relating to the Project Work, the Issuer will follow all reasonable directions given to it by the Lessee in connection with such proceeding or action, and the Lessee shall have full and complete control thereof, including (without limitation) the right to select Counsel for the Issuer. The net amount recovered by the Issuer in any such proceeding or action shall be paid into the Construction Fund or, if such amount is recovered after the Completion Date, to the Lessee, unless an Event of Default shall have occurred and be continuing, in which case such amount shall be paid into the Bond Fund.

     The Issuer hereby transfers and assigns to the Lessee all the Issuer's rights and interests in, to and under any maintenance or surety bonds or warranties respecting quality, durability or workmanship obtained by or vested in the Issuer in connection with the Project Work, and grants to the Lessee the right to take action, in the name of either the Issuer or the Lessee, but at the Lessee's sole cost and expense, for the enforcement of such bonds and warranties. The net amount recovered in any such action shall be paid into the Construction Fund or, if such amount is recovered after the Completion Date, to the Lessee, unless an Event of Default shall have occurred and be continuing, in which case such amount shall be paid into the Bond Fund.

     Section 4.6 Certification of Completion Date. The Completion Date shall be evidenced to the Trustee and the Issuer by a certificate signed by an Authorized Lessee Representative stating that:

     (a) the construction of the Building improvements, the acquisition and installation of the Project Equipment and all other Project Work have been completed in accordance with the applicable plans, specifications and directions furnished by the Lessee,

     (b) all the Project Costs have been paid in full, except for amounts retained by the Trustee at the Lessee's direction for any such costs not then due and payable or the liability for payment of which is being contested or disputed by the Lessee or by the Issuer at the Lessee's direction, and

     (c) the Project, as constructed and improved by the Project Work, is operational for the purpose for which it was designed.

     Section 4.7 Supplemental Agreement on Completion. Upon completion of the construction of the improvements to the Building and the acquisition and installation of the additional Project Equipment, if requested by the Lessee or the Trustee, the Issuer will enter into a supplemental agreement identifying the items of Project Equipment installed in or about the Building and confirming the demise thereof to the Lessee hereunder and the subjection thereof to the lien of the Mortgage. A counterpart thereof shall be furnished to the Trustee.

                                   ARTICLE V

                    DURATION OF TERM AND RENTAL PROVISIONS

     Section 5.1 Duration of Term. The term of this Lease shall begin on the date of delivery of this Lease Agreement, and subject to the provisions hereof, shall continue until 11:59 o'clock, P.M., on July 1, 2013.

     Section 5.2 Rental Provisions. (a) The Lessee will pay to the Trustee, for the account of the Issuer, installments of Basic Rent. Each installment of Basic Rent shall be paid in funds that will be immediately available to the payee and shall equal the following amounts with respect to the Bonds:

          (1) prior to 12:00 o'clock Noon on each Interest Payment Date or other date on which principal, premium, if any, or interest on the Bonds is payable, an amount equal to the principal of and interest on the Bonds payable on such date; and

          (2) at or before 10:00 a.m. (Nashville, Tennessee time) on each Tender Date with respect to the Bonds, an amount equal to the purchase price of Bonds tendered (or deemed tendered) for purchase on such Tender Date; provided, however, that any amount already on the deposit in the Bond Purchase Fund on such Tender Date that is available for the payment of the purchase price of such Tendered Bonds shall be credited against the amount of such Basic Rent payment.

     (b) Prior to 10:00 a.m. (New York, New York time) on each Interest Payment Date or Tender Date with respect to the Bonds, the Trustee shall, without making any prior claim or demand on the Lessee for Basic Rental Payments with respect to the purchase price of Bonds, and without taking into account any proceeds anticipated from the remarketing of Bonds by the Remarketing Agent, make a draw under the Letter of Credit in an amount equal to (i) the principal of and interest on the Bonds coming due on such Interest Payment Date, or (ii) the purchase price of all Bonds to be purchased on such Tender Date. The Lessee shall receive a credit against Basic Rental Payments under subsection (a) of this Section 5.2 for the amount so drawn.

     Anything to the contrary contained in this Lease notwithstanding, there shall be credited against any installment of Basic Rent with respect to the Bonds due hereunder (including components of principal and interest) any amount then held in the Bond Fund to the extent that such amount has not theretofore been credited on a previously due installment of Basic Rent; provided however, that moneys in the Bond Fund shall not be credited against any such installment if such moneys are held therein for the future redemption of the Bonds.

     Anything to the contrary herein contained notwithstanding, if after the payment by the Lessee of such installments of Basic Rent as are required to be paid by it pursuant to any provisions of the Lease the moneys then held by and available to the Trustee for payment or redemption of the principal of and the interest and premium (if any) on the Bonds are not sufficient to pay, on the due date thereof, the principal maturing or required to be redeemed with respect to the Bonds plus the interest at the applicable rate maturing with respect to the Bonds, the Lessee will promptly pay to the Trustee (for the account of the Issuer), such additional Basic Rent as, when added to the aforesaid moneys held by and available to the Trustee, will equal an amount sufficient to pay the principal, interest and premium (if any) so maturing or required to be redeemed with respect to the Bonds.

     In the event the due date of any installment of Basic Rent payable hereunder with respect to the Bonds is not a Business Day such installment shall be due in immediately available funds on the first Business Day next succeeding such due date, with the same effect as if made on the original due date.

     Section 5.3 Miscellaneous Additional Rent. The Lessee will also pay as additional rent hereunder (i) the annual fee of the Trustee for the ordinary services of the Trustee and the Tender Agent rendered and its ordinary expenses incurred under the Indenture, (ii) the reasonable fees and charges of the Trustee or Tender Agent as registrar, transfer agent and paying agent with respect to the Bonds, as well as the fees and charges of any other paying agent with respect to the Bonds who shall act as such agent in accordance with the provisions of the Indenture and (iii) the reasonable fees, charges and expenses of the Trustee for or in connection with necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture. All such fees, charges and expenses shall be paid directly to the Trustee or Tender Agent for its account upon presentation of its statements therefor.

     Section 5.4 Obligation of Lessee Unconditional. The obligation of the Lessee to pay the Basic Rent, to make all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer. The Lessee will not suspend, discontinue, reduce or defer any such payment or fail to perform and observe any of its other agreements and covenants contained herein or (except as expressly authorized herein) terminate the Lease for any cause, including, without limiting the generality of the foregoing, the failure of the Issuer to complete the Project Work, any acts or circumstances that may deprive the Lessee of the use and enjoyment of the Project, failure of consideration or commercial frustration of purpose, or any damage to or destruction of the Project or any part thereof, or the taking by eminent domain of title to or the right to temporary use of all or any part of the Project, or any change in the tax or other laws of the United States of America, the State of Alabama or any political or taxing subdivision of either thereof, or any change in the cost or availability of raw materials or energy adversely affecting the profitable operation of the Project by the Lessee, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with the Lease.

     The provisions of the first paragraph of this Section 5.4 shall remain in effect only so long as any of the Indebtedness remains outstanding and unpaid. Nothing contained in this Section 5.4 shall be construed to prevent the Lessee, at its own cost and expense and in its own name or in the name of the Issuer, from prosecuting or defending any action or proceeding or taking any other action involving third persons which the Lessee deems reasonably necessary in order to secure or protect its rights hereunder, including, without limitation, such actions as may be necessary to insure that the Project Work will be completed in accordance with the directions and requirements of the Lessee, and in such event the Issuer will cooperate fully with the Lessee in any such action or proceeding. Further, nothing contained in this Section 5.4 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained or to preclude the Lessee from instituting such action against the Issuer as the Lessee may deem necessary to compel such performance, it being understood and agreed, however, that no such action on the part of the Lessee shall in any way affect the agreements on the part of the Lessee contained in the first paragraph of this Section 5.4 or in any way relieve the Lessee from performing any such agreements.


                                  ARTICLE VI

                 PROVISIONS CONCERNING MAINTENANCE, ADDITIONS,
                         REMOVAL OF PROJECT EQUIPMENT,
                              INSURANCE AND TAXES

     Section 6.1 Maintenance, Additions, Alterations, Improvements and Modifications. The Lessee will, at its own expense, (i) keep the Project in reasonably safe condition and (ii) subject to the provisions of Section 6.2 hereof, keep all buildings, equipment and other facilities at any time forming part of the Project in good repair and operating condition (reasonable wear and tear excepted), making from time to time all necessary and proper repairs thereto (including, without limitation, exterior and structural repairs); provided however, that the Lessee shall have no obligation hereunder to repair or maintain the Project after full payment of the Indebtedness; provided further that nothing contained in this sentence shall be construed to require the Lessee to make any repairs that are elsewhere in the Lease expressly required to be made by the Issuer.

     The Lessee may, at its own cost and expense, make, or cause to be made, any additions, alterations, improvements or modifications to the Project that it may deem desirable for its business purposes, provided that such additions, alterations, improvements or modifications do not change the character of the Project to such extent that it no longer constitutes a "project" under the Act or significantly impair the value or utility of the Project, and provided further that, if such additions, alterations, improvements or modifications affect the structural integrity of any building or other structure forming a part of the Project, the Lessee furnishes the Issuer and the Trustee a certificate signed on behalf of the Lessee by an Authorized Lessee Representative, stating, in either case, that such additions, alterations, improvements or modifications will not significantly impair the value or utility of the Project.

     In the event that, after the completion of the Project Work, the Lessee determines to make, or to cause to be made, any additions, alterations, improvements or modifications to the Project pursuant to the second paragraph of this Section 6.1, then the Issuer will execute and deliver, or cause to be executed and delivered, all contracts, orders, requisitions, instructions and other written instruments and do, or cause to be done, all other acts that may be necessary or proper in making such additions, alterations, improvements or modifications. In no event, however, will the Issuer hereafter enter into any contract with respect to any such additions, alterations, improvements or modifications unless there is endorsed thereon a legend indicating that the Lessee has approved both the form and substance of such contract and such legend is signed on behalf of the Lessee by an Authorized Lessee Representative. Any obligation for the payment of money incurred or assumed by the Issuer in connection with such additions, alterations, improvements or modifications shall be payable solely out of the proceeds derived by the Issuer from any moneys made available to the Issuer by the Lessee for such purpose.

     The Lessee will not permit any mechanics' or other liens to stand against the Project for labor, materials, equipment or supplies furnished in connection with the original acquisition, construction and equipment of the Project or in connection with any additions, alterations, improvements, modifications, repairs or renewals that may subsequently be made thereto. The Lessee may however, at its own expense and in good faith, contest any such mechanics' or other liens and in the event of any such contest may permit any such liens to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action the lien of the Indenture to any part of the Project shall be materially endangered or impaired or any part of the Project shall be subject to material loss or forfeiture, in either of which events such mechanics' or other liens shall (unless they are bonded or superseded) be promptly satisfied.

     At any time and from time to time, the Lessee may, at its own cost and expense, install in the Building or elsewhere on the Project Site any equipment or other personal property which does not constitute part of the Project Equipment and which in the Lessee's judgment is necessary or convenient for its use and occupancy of the Project, provided that the installation of such equipment or other personal property does not significantly impair the value or utility of the Project. Any such equipment or personal property owned (or leased pursuant to any lease contract other than the Lease) by the Lessee may be removed by the Lessee at any time and from time to time without responsibility or accountability to the Issuer and the Trustee, but the Lessee shall promptly repair at its own expense any damage to the Project caused by the removal of any such equipment or other personal property.

     Section 6.2 Removal of Project Equipment. Subject to the Mortgage, the Lessee may, if no Event of Default shall have occurred and be continuing, dispose of any item of the Project Equipment, in the normal course of its business operations, so long as such disposal shall not (i) substantially impair the operation of the Project as a "project" within the meaning of the Act, or
(ii) materially diminish the value of the Project as it then exists, or, in the alternative, so long as the Lessee conveys to the Issuer, before or simultaneously with such removal, other equipment or other personal property not theretofore constituting part of the Project Equipment and having utility (but not necessarily the same value or function) in the operation of the Project equal to or greater than the utility of the item of Project

Equipment so removed, it being understood that all such substituted equipment or other personal property shall be free of all liens and encumbrances (other than Permitted Encumbrances), shall be the sole property of the Issuer, shall be and become a part of the Project Equipment subject to the demise of the Lease and to the lien of the Mortgage and shall be held by the Lessee on the same terms and conditions as the items originally constituting the Project Equipment. Upon the removal by the Lessee of any item of the Project Equipment from the Project Site in compliance with the conditions of this Section 6.2, the Issuer will convey title to such item to the Lessee or its designee by bill of sale or other appropriate conveyance.

     The Lessee shall not, by reason of the removal of any items of the Project Equipment pursuant to this Section 6.2, or any substitutions made for any items of the Project Equipment so removed, be entitled to any diminution or abatement of the Basic Rent or any other rent payable by the Lessee hereunder.

     Nothing contained herein shall make subject to this Section or prohibit the Lessee, at any time during which no Event of Default shall have occurred and be continuing, from removing from the Project Site any equipment or other personal property that is owned by it or leased by it from third parties and that does not constitute part of the Project Equipment; provided however, that if any such equipment or other personal property owned by the Lessee or leased by it from third parties is removed from the Project Site prior to full payment of the Indebtedness, the Lessee will promptly repair at its own expense any damage to the Project Realty caused by such removal.

     Section 6.3 Taxes, Other Governmental Charges and Utility Charges. The Lessee will pay, as the same respectively become due,

          (i) all taxes and governmental charges of any kind including all penalties, interests and statutory assessments whatsoever that may lawfully be assessed or levied against or with respect to the Project, including, without limiting the generality of the foregoing, any taxes levied upon or with respect to any part of the receipts, income or profits of the Issuer from the Project and any other taxes levied upon or with respect to the Project which, if not paid, would become a lien on the Project prior to or on a parity with the lien of the Mortgage or a charge on the revenues and receipts therefrom prior to or on a parity with the charge thereon and pledge and assignment thereof to be created and made in the Indenture and the Mortgage; and

          (ii) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during any period which the Lease shall be in effect;

Provided, that the Lessee shall be entitled to apply for tax abatements as permitted under Alabama law with respect to the Project. The Issuer will promptly forward to the Lessee any bills, statements, assessments, notices or other instruments asserting or otherwise relating to any such taxes, assessments or charges.

     The Lessee may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and utility and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless by such action the title of the Issuer or the lien of the Indenture or the Mortgage to any portion of the Project shall be materially endangered or impaired or the Project or any part thereof shall become subject to material loss or forfeiture, in which event such taxes, assessments or charges shall (unless they are bonded or are superseded in a manner satisfactory to the Trustee) be paid prior to their becoming delinquent. The Issuer will cooperate fully with the Lessee in any such contest.

     The Lessee will also pay, as the same respectively become due, all utility and other similar charges incurred in the operation, maintenance, use and upkeep of the Project.

     Section 6.4 Insurance With Respect to the Project. The Lessee will, not later than the date of delivery of this Lease, take out and thereafter continuously maintain in effect or cause to be taken out and thereafter continuously maintained in effect, insurance with respect to the Project against such risks as are customarily insured against by businesses of like size and type as the Lessee, as may be determined by the Lessee, paying as the same become due all premiums with respect thereto.

     All policies evidencing the insurance required by the terms of the preceding paragraph shall be taken out and maintained in responsible insurance companies. All such insurance policies, other than those evidencing insurance against liability for injury to persons or property of others, shall name as insureds the Issuer, the Trustee, the Credit Obligor and the Lessee (as their respective interests shall appear); provided that all losses (including those in excess of $50,000) may be adjusted by the Lessee, subject, in the case of a single loss in excess of $50,000, to the approval of the Credit Obligor. Insurance against liability for injury to persons or property provided by the Lessee pursuant to this Section 6.4 shall cover the liability, in the several aspects of the coverage provided, both of the Issuer and the Lessee. All such policies shall provide that they will not be cancelled or amended without at least thirty (30) days notice to each of the Issuer, the Credit Obligor and the Trustee. The Lessee will evidence the existence of such insurance as shall from time to time be in effect with respect to the Project by furnishing to the Trustee and the Credit Obligor a certificate or certificates of the respective insurers providing such insurance. The Lessee shall provide, not later than 30 days prior to any policy expiration, evidence of renewal or replacement coverage.

     Section 6.5 Effect of Mortgage.  The provisions and requirements of this
Article VI and of Article VII shall be in addition to the provisions and requirements of the Mortgage, and not in substitution therefor. So long as the Mortgage shall remain in force and effect, the requirements of the Mortgage shall govern the obligations of the parties with respect to the Project to the extent the same are inconsistent with the provisions of Articles VI and VII.

                                  ARTICLE VII

                         PROVISIONS RESPECTING DAMAGE,
                         DESTRUCTION AND CONDEMNATION

     Section 7.1 Damage and Destruction Provisions. If, prior to full payment of the Indebtedness, the Project is destroyed, in whole or in part, or is damaged, by fire or other casualty, to such extent that the loss to the Project resulting therefrom is not greater than $50,000, the Lessee will continue to pay the rent required to be paid hereunder and will promptly repair, replace or restore the property destroyed or damaged to substantially the same condition as prior to the event causing such damage or destruction with such changes, alterations or modifications (including the substitution and addition of other property) as will not significantly impair the operating utility of the Project or change the character thereof to such extent that it will not constitute a "project" within the meaning of the Act. The Lessee will apply so much as may be necessary of any Net Insurance Proceeds referable to such damage or destruction to the payment of the costs of such repair, replacement or restoration, as well as provide any additional moneys required therefor. Any preceding provision of this paragraph to the contrary notwithstanding, if the Lessee exercises its option to prepay Basic Rent granted in Section 11.1 within 45 days of the occurrence of such damage or destruction, the Lessee need not repair, replace or restore the property damaged or destroyed.

     If, prior to full payment of the Indebtedness, the Project is destroyed, in whole or in part, or is damaged, by fire or other casualty, to such extent that the loss to the Project resulting therefrom is greater than $50,000, the Lessee will promptly so notify the Issuer, the Trustee and the Credit Obligor in writing. If, in such event, the Lessee does not exercise its option to prepay Basic Rent granted in Section 11.1 hereof within 45 days of the occurrence of such damage or destruction the Net Insurance Proceeds recovered by the Issuer, the Lessee, the Credit Obligor and the Trustee on account of such damage or destruction shall be paid and applied in accordance with the Mortgage.

     If the Building or the Project Equipment is destroyed, in whole or in part, or is damaged after the Indebtedness has been paid in full, neither the Lessee nor the Issuer shall be obligated to repair, replace or restore the property damaged or destroyed, and any Net Insurance Proceeds referable to such damage or destruction shall be paid to the Lessee; provided however, that the Issuer will, to the extent and in the manner provided in Section 7.5 hereof, cooperate fully with the Lessee in carrying out such repair, replacement and restoration as the Lessee may, in its sole discretion, decide to undertake.

     All property acquired in connection with the repair, replacement or restoration of any part of the Project pursuant to the provisions of this
Section 7.1 shall be and become part of the Project subject to the demise hereof and the lien of the Indenture and shall be held by the Lessee on the same terms and conditions as the property originally constituting the Project.

     Section 7.2 Condemnation Provisions. If prior to payment of the Indebtedness title to the Project or any part thereof is taken under the exercise of the power of Eminent Domain and the Lessee does not elect to prepay Basic Rent as provided in Section 11.1, the entire condemnation award in respect of such taking [including, without limitation, (i) all amounts received as the result of any settlement of compensation claims negotiated with the condemning authority and (ii) any amount awarded as compensation for the interest of the Lessee in the part of the Project taken and as damages to the interest of the Lessee in any part thereof not taken, but not including any condemnation award belonging to the Lessee pursuant to the provisions of
Section 7.4 hereof] shall be paid in accordance with the Mortgage.

     If, after full payment of the Indebtedness, title to less than substantially all the Project is taken by such exercise of the power of Eminent Domain, the Lease shall continue in full force and effect, but neither the Lessee nor the Issuer shall be obligated to correct or ameliorate in any way the condition of the Project caused by such taking, and the Net Condemnation Award referable to such taking shall be paid to the Lessee; provided however, that the Issuer will, to the extent and in the manner provided in Section 7.6 hereof, cooperate fully with the Lessee in carrying out such work of repairing, restoring, modifying, relocating or rearranging the Project or in acquiring such additional property to form part of the Project as the Lessee may, in its sole discretion, deem necessary or desirable.

     Section 7.3 Condemnation of Lessee-Owned Property. The Lessee shall be entitled to any condemnation award (including all amounts received as the result of any settlement of compensation claims negotiated with the condemning authority) or portion thereof made for damages to or the taking of its own property not included in the Project, including damages for goodwill or loss of business, but any condemnation award resulting from damages to or the taking of all or any part of the leasehold estate or other interest of the Lessee in the Project created by the Lease shall be applied in accordance with the provisions of Section 7.2 hereof. In the event of any taking which involves both the Project and property of the Lessee, the Lessee shall be responsible for all attorney's fees and other expenses properly allocable to the taking of its own property.

     Section 7.4 Cooperation of the Issuer in the Conduct of Condemnation Proceedings. The Issuer will cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will follow all reasonable directions given to it by the Lessee in connection with such proceeding. In no event will the Issuer settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the prior written consent of the Lessee.

     Section 7.5 Cooperation of the Issuer with Respect to Restoration of the Project in the Event of Casualty or Condemnation. If, as a result of the taking of title to less than substantially all the Project or the taking of the temporary use of all or any part of the Project through the exercise of the power of Eminent Domain, or if, as a result of any event causing destruction or damage to the Project or any part thereof, the Lessee determines, in accordance with any applicable provision of this Article VII, to acquire (by purchase, construction or otherwise) any additional property to replace any part of the Project so taken, or to have the Project repaired, replaced, restored, modified, relocated or rearranged in order to correct or ameliorate any condition caused by such taking, damage or destruction, as the case may be, then the Issuer will execute and deliver, or cause to be executed and delivered, all contracts, orders, requisitions, instructions and other written instruments and do, or cause to be done, all other acts that may be necessary or proper in carrying out all such undertakings with respect to the restoration and replacement of the Project. Any obligation for the payment of money incurred or assumed by the Issuer in connection with such undertakings shall be payable solely out of any Net Condemnation Award or Net Insurance Proceeds held by the Trustee or from any other moneys made available to the Issuer by the Lessee under the provisions of the Lease.

     Section 7.6 Provisions Relating to the Incurring of Certain Expenses after Indebtedness Paid. The Issuer will not, at any time after full payment of the Indebtedness, incur any expenses in connection with the collection of any insurance proceeds or condemnation award with respect to the Project, or any part thereof, without the prior written consent of the Lessee.

                                 ARTICLE VIII

                      PARTICULAR COVENANTS OF THE LESSEE

     Section 8.1 General Covenants. The Lessee will, in the use of the Project and the public ways abutting the Project Site, comply in all material respects with all valid and applicable laws, ordinances, regulations or orders of all governmental authorities or agencies; provided however, that the Lessee may in good faith contest the validity of any such laws, ordinances, regulations or orders or the application thereof to the Project and in the event of any such contest defer compliance therewith during the period of such contest and any appeal from any appealable decision in such contest, unless by such action the rights or interests of the Issuer, the Trustee or the Credit Obligor with respect to the Project or any part thereof shall be materially endangered or impaired. The Lessee shall give prompt notice of any such contest to the Trustee, the Credit Obligor and the Owners.

     Section 8.2 Release and Indemnification Covenants. The Lessee releases the Issuer (and each director, officer, employee, attorney, consultant and agent thereof) the Trustee and the Credit Obligor from, and will indemnify and hold the Issuer (and each director, officer, employee, attorney, consultant and agent thereof), the Trustee and the Credit Obligor harmless against, any and all claims and liabilities of any character or nature whatsoever, regardless of by whom asserted or imposed, and losses of every conceivable kind, character and nature whatsoever claimed by or on behalf of any person, firm, corporation or governmental authority, arising out of, resulting from, or in any way connected with the Project or the issuance and sale of the Bonds, including, without limiting the generality of the foregoing, (i) liability for loss or damage to property or any injury to or death of any and all persons that may be occasioned by any cause whatsoever pertaining to the Project or arising by reason of or in connection with the occupation or the use thereof or the presence on, in or about the premises of the Project and (ii) liability arising from or expense incurred by the Issuer's acquisition, construction, installation, equipping, owning, leasing and financing of the Project, including without limiting the generality of the foregoing all causes of action and attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing and (iii) costs and expenses of the Issuer or the members thereof incurred as a result of carrying out its obligations under this Lease, the Bond Resolution, the Indenture and the Mortgage; provided however, that the Lessee shall not be obligated to indemnify any director, officer, employee, attorney, consultant or agent of the Issuer, the Trustee or the Credit Obligor against any claim, liability or loss in any way connected with the Project or the issuance and sale of the Bonds if such claim, liability or loss arises out of or results from other than official action taken in the name and behalf of the Issuer, the Trustee or the Credit Obligor, as the case may be, by such director, officer, employee, attorney, consultant or agent.

     Section 8.3 Inspection of Project. The Lessee will permit the Issuer, the Trustee and their duly authorized agents at all reasonable times upon reasonable notice to examine and inspect the Project or any part thereof. So long as any of the Indebtedness shall be outstanding and unpaid, the Lessee will also permit the Trustee and the Credit Obligor and their duly authorized agents to take such action as may be necessary, which may rely on an opinion of counsel, to cause the Project to be kept in as reasonably safe condition as its operations permit and the Project to be kept in good repair and operating condition, all as and to the extent provided in Sections 6.1 and 6.6 hereof.

     Section 8.4 Agreement to Maintain Existence. The Lessee will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets (either in a single transaction or in a series of related transactions) and will not consolidate with or merge into another limited liability company or corporation or permit one or more limited liability companies or corporations to consolidate with or merge into it; provided that the Lessee may, without violating the agreements contained in this section, do or perform any of the following:

     (a) it may consolidate with or merge into another United States corporation or limited liability company, or permit one or more United States corporations or limited liability companies to consolidate with or merge into it if the company surviving such merger or resulting from such consolidation, if it shall be one other than the Lessee, expressly assumes in writing all the obligations of the Lessee contained in this Lease Agreement and other Financing Documents;

     (b) it may transfer to another United States corporation or limited liability company all or substantially all its assets as an entirety, and (if it so elects) thereafter dissolve, if the limited liability company or corporation to which such transfers shall be made expressly assumes in writing all the obligations of the Lessee contained in this Lease Agreement and the other Financing Documents.

The Lessee will, promptly following any merger, consolidation or transfer permitted under the provisions of this Section 8.4, furnish to the Issuer, the Trustee and the Credit Obligor fully executed or appropriately certified copies of the writing by which the Lessee's successor or transferring corporation expressly assumes the obligations of the Lessee contained in this Lease Agreement and the other Financing Documents.

     If, after a transfer by the Lessee of all or substantially of its assets to another United States limited liability company or corporation under the circumstances described in the preceding clause (b) of this section, the Lessee does not thereafter dissolve, it shall not have any further rights or obligations hereunder.

     Section 8.5 Qualification in Alabama. The Lessee warrants and represents that it is now duly qualified to do business in the State of Alabama as a foreign limited liability company and covenants that it, or any successor limited liability company or corporation permitted under Section 8.4 hereof, will remain qualified to do business in Alabama during the term of this Lease Agreement.

     Section 8.6 Covenant to Operate. The Lessee covenants to continuously operate the Project as a industrial equipment manufacturing facility or other "project" within the meaning of the Act, so long as any Indebtedness remains outstanding; provided, however, the Lessee may interrupt or discontinue operations in the Project for a period of up to 12 months for the purpose of effecting a transition to another permitted use of the Project under the Act to the extent that the same will not affect the excludibility of interest on the Bonds from income for federal income tax purposes.

     Section 8.7 Covenants Concerning the Tax-Exempt Nature of the Interest Income on the Bonds. (a) The Lessee shall at all times do and perform all acts and things permitted by law and necessary or desirable in order to assure that interest paid on the Bonds shall, for the purposes of federal income taxation, be excludable from gross income of any holder thereof, except in the event, and for the period, that any such holder is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code or any successor provision.

     (b) The Lessee shall deliver written notice to the Trustee of the occurrence of a Determination of Taxability immediately upon having knowledge thereof.

     (c) The Lessee shall not permit at any time or times any of the proceeds of the Bonds or any of the funds to be used, directly or indirectly, to acquire any asset or obligation the acquisition of which would cause the Bonds to be "arbitrage bonds" for the purposes of Section 148 of the Code and shall otherwise take any action or omit to take any action that would cause the Bonds to be "arbitrage bonds" because of Section 148 of the Code. The Lessee shall utilize the proceeds from the sale of the Bonds so as to satisfy the reasonable expectations of the Lessee set forth in the Non-Arbitrage Certificate of the Issuer delivered as of the date of issuance of the Bonds.

     (d) In the event the Lessee does not spend the Gross Proceeds of the Bonds (as such term is defined in the Code) within six months after the date of issuance thereof, or otherwise qualify for an exemption from the requirements therefor, the Lessee shall rebate to the United States of America on behalf of the Issuer, the amount required by Section 148(f) of the Code. Each year, on each July 1, the Lessee shall determine the amount of the rebate due to the United States of America on behalf of the Issuer. The Lessee shall retain records of all such determinations until six years after final payment of the Bonds, whether or not the gross proceeds of the Bonds are expended within six months after the date of issuance. The required rebate to the United States of America shall be paid by the Lessee in installments as and when required by the Code.

     (e) The Lessee shall retain an independent party for the purpose of advising the Lessee with respect to the obligations on the part of the Lessee under Section 8.7(d) hereof to calculate the amount of, and make the required payment of, any required rebate to the United States of America.

     (f) The Lessee shall not make any changes in the Project which would, at the time made, cause the "average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b)(2) of the Code, to be less than the "average reasonably expected life" of the components set forth in the certificates or letters of representation of the Issuer and the Lessee delivered on the date of issuance, unless the Lessee delivers to the Trustee an opinion of Independent Counsel nationally recognized in the area of tax-exempt obligations, in form and substance satisfactory to the Trustee, to the effect that such change to the Project will not adversely affect the exclusion of the interest income on the Bonds from gross income of the recipients thereof for federal income tax purposes.

     (g) If the Lessee receives written notice from the Owner of any Bonds, or otherwise receives notice in writing indicating that the Internal Revenue Service has claimed that interest on the Bonds is Taxable, the Lessee shall promptly notify the Trustee in writing of such claim. After receipt of any such notice, the Lessee shall not cause or permit the establishment of a trust for the payment or redemption of Bonds pursuant to Article 16 of the Indenture, unless the Lessee furnishes to the Trustee an opinion of Bond Counsel stating in effect that (i) the Internal Revenue Service has abandoned its claim that interest on the Bonds is Taxable or that such claim was determined to be incorrect in a judicial or administrative proceeding from which no further appeal may be taken by the Internal Revenue Service, and (ii) the interest on the Bonds is not Taxable.

     (h) If all Bonds are redeemed after a Determination of Taxability, any default in the performance, or breach, of any covenant or warranty contained in this Section 8.7 shall be deemed waived, and any Event of Default resulting therefrom shall be deemed cured.

                                  ARTICLE IX

                        CERTAIN PROVISIONS RELATING TO
                     ASSIGNMENT, SUBLEASING AND MORTGAGING
                               AND TO THE BONDS

     Section 9.1 Provisions Relating to Assignment and Subleasing by Lessee. The Lessee may assign the Lease and the leasehold interest created hereby, or sublease the Project or any portion thereof upon giving at least 30 days written notice to the Issuer, the Credit Obligor and the Trustee, but no such assignment or subleasing shall relieve the Lessee of any liability hereunder.

     Without the prior express written request or consent of the Lessee, the Issuer will not, so long as no Event of Default shall have occurred and be continuing, hereafter issue any bonds or other securities (including refunding securities), other than the Bonds, that are payable out of or secured by a pledge of the revenues and receipts derived by the Issuer from the leasing or sale of the Project, nor, without such consent, will the Issuer, so long as no Event of Default shall have occurred and be continuing, hereafter place any mortgage or other encumbrance (other than the Mortgage and the Indenture and supplemental indentures contemplated thereby) on the Project or any part thereof or otherwise sell, transfer or convey all or any part of the Project.

     Section 9.2 References to Bonds Ineffective after Indebtedness Paid. Upon full payment of the Indebtedness and cancellation, satisfaction and discharge of the Indenture and the Mortgage in accordance with the provisions thereof, all references in the Lease to the Bonds, the Trustee and the Credit Obligor shall be ineffective and neither the Trustee, the Credit Obligor, nor the Owners of any of the Bonds shall thereafter have any rights hereunder, saving and excepting any that shall have theretofore vested and except that the provisions of Sections 8.2 and 8.3 shall survive. For purposes of the Lease, any of the Bonds shall be deemed fully paid if there exist, with respect thereto, the applicable conditions specified in Section 16.01 of the Indenture.

     If the Indebtedness is fully paid prior to the end of the Lease Term, the Lessee shall be entitled to use of the Project for the remainder of the Lease Term without the payment of any further Basic Rent but otherwise on all the same terms and conditions hereof.

     Section 9.3 Disposition of Trust Fund Moneys after Full Payment of Indebtedness. The Issuer hereby assigns to the Lessee all surplus moneys (if any) that may remain in the Construction Fund, the Bond Fund and the Bond Purchase Fund or that may otherwise be held by the Trustee after the Indebtedness has been fully paid, such assignment to be subject to the condition that the Lease shall not have been terminated prior to full payment of the Indebtedness as a result of the occurrence of an Event of Default. The Issuer will provide in the Indenture for such surplus moneys to be paid to the Lessee in accordance with such assignment. It is understood and agreed that surplus moneys remaining in the Bond Fund or otherwise held by the Trustee shall not include (i) any amounts so held for payment of matured but unpresented Bonds, Bonds called for redemption but not yet presented for payment and matured but unpresented interest coupons and (ii) any amounts held therein which are referable to unmatured Bonds if such Bonds are considered fully paid pursuant to the provisions of Section 16.01 of the Indenture by reason of the fact that such amounts are so held by the Trustee. The provisions of this section shall survive the expiration or prior termination of the Lease.

                                   ARTICLE X

                        EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 Events of Default Defined. The following shall be "Events of Default" hereunder, and the term "Event of Default" shall mean, whenever it is used in this Lease, any one or more of the following conditions or events:

     (a) failure by the Lessee to pay any installment of Basic Rent or to make any other payment required under the terms hereof [other than any payment referred to in clause (b) of this section] on the date that such installment or such payment shall become due and payable by the terms of the Lease;

     (b) failure by the Lessee to perform or observe any agreement or covenant on its part contained in the Lease [other than the covenants and agreements referred to in the preceding clause (a) of this section], which failure shall have continued for a period of 90 days after written notice, specifying, in reasonable detail, the nature of such failure and requiring the Lessee to perform or observe the agreement or covenant with respect to which it is delinquent, shall have been given to the Lessee and the Credit Obligor by the Issuer or the Trustee, unless (i) the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration, (ii) the Lessee is by reason of force majeure at the time prevented from performing or observing the agreement or covenant with respect to which it is delinquent, or (iii) the Lessee commences the cure within the 90 day period and diligently pursues corrective action until completion thereof.

     (c) there shall occur and shall be continuing any event of default, as therein defined, under any other Financing Document (other than the Credit Agreement or the Mortgage) and the expiration of the applicable grace period, if any, specified therein.

     Section 10.2 Remedies on Default. Whenever any Event of Default shall have happened and be continuing, the Credit Obligor or, if the Letter of Credit is no longer in effect, the Issuer, may take any one or more of the following remedial actions:

     (a) re-enter and take possession of the Project, exclude the Lessee from possession thereof and rent the same for the account of the Lessee, holding the Lessee liable for the balance of all rent and other amounts due under the Lease;

     (b) terminate the Lease, exclude the Lessee from possession of the Project and lease the same for the account of the Issuer, holding the Lessee liable for all rent and other amounts due under the Lease until the date such other lease is made for the account of the Issuer;

     (c) declare immediately due and payable Basic Rent in an amount equal to the principal amount of all outstanding Bonds plus interest accrued on such Bonds to the date of such declaration;

     (d) have access to, and inspect, examine and make copies of, the books, records and accounts of the Lessee;

     (e) take whatever legal proceedings may appear necessary or desirable to collect the rent then due, whether by declaration or otherwise, or to enforce any obligation, covenant or agreement of the Lessee under this Lease or any obligation of the Lessee imposed by any applicable law.

     Section 10.3 No Remedy Exclusive. No right, power or remedy herein conferred upon or reserved to the Issuer, the Trustee or the Credit Obligor is intended to be exclusive of any other available right, power or remedy, but each and every such right, power or remedy shall be cumulative and shall be in addition to every other right, power or remedy given under the Lease as now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, power or remedy accruing upon any Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver thereof but any such right, power or remedy may be exercised from time to time and as often as may be deemed expedient.

     Section 10.4 Agreement to Pay Attorneys' Fees. In the event that, as a result of an Event of Default or a threatened Event of Default by the Lessee, the Issuer, the Trustee or the Credit Obligor should employ attorneys at law or incur other expenses in or about the collection of rent or the enforcement of any other obligation, covenant, agreement, term or condition of the Lease, the Lessee will pay to the Issuer, the Trustee or the Credit Obligor or one or more of them, as the case may be, reasonable attorneys' fees and other reasonable expenses so incurred.

     Section 10.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Further, neither the receipt nor the acceptance of any rent hereunder by the Issuer, or by the Trustee or the Credit Obligor on its behalf, shall be deemed to be a waiver of any breach of any covenant, condition or obligation herein contained or a waiver of any Event of Default even though at the time of such receipt or acceptance there has been a breach of one or more covenants, conditions or obligations on the part of the Lessee herein contained or an Event of Default (or both) and the Issuer, the Trustee or the Credit Obligor have knowledge thereof.

                                  ARTICLE XI

                                    OPTIONS

     Section 11.1 Options to Terminate the Lease during Lease Term. If no Event of Default shall be continuing, the Lessee shall have the right, exercisable at its option, to cancel or terminate the Lease during the Lease Term upon compliance with the conditions specified in the succeeding provisions of this Section 11.1:

     (a) At any time prior to full payment of the entire Indebtedness, the Lessee may cancel or terminate the Lease by (i) giving the Issuer and the Trustee written notice of such termination and specifying in such notice the date on which such termination is to be effective, and (ii) paying to the Trustee for the account of the Issuer, on or before the effective date of such termination, an amount which, when added to the total of the amounts then held in the Construction Fund, the Bond Fund and the Bond Purchase Fund will be sufficient to pay, redeem and retire all the outstanding Bonds on the earliest practicable date next succeeding the effective date of such termination on which under their terms and the terms of the Indenture they may be paid or redeemed, including, without limitation, principal, premium (if any), all interest to mature until and on such payment or redemption date, the expenses of redemption and all other Indebtedness then owing with respect to the Bonds and that will accrue until the payment, redemption and retirement of all the outstanding Bonds.

     (b) At any time after the entire Indebtedness has been fully paid, the Lessee may cancel or terminate the Lease by giving the Issuer written notice of such termination not less than 30 days prior to the date on which such termination is to be effective.

Any cancellation or termination of the Lease as aforesaid notwithstanding, any obligations or liabilities of the Lessee hereunder, actual or contingent, which have arisen on or before the effective date of such cancellation or termination shall remain in full force and effect.

     Section 11.2 Option to Purchase. If the Lessee pays all rent and other amounts due hereunder, it shall have the right and option, hereby granted by the Issuer, to purchase the Project from the Issuer at any time after payment in full of the Indenture Indebtedness, at and for a purchase price equal to the sum of $100. To exercise any such purchase option, the Lessee shall notify the Issuer in writing not less than 30 days prior to the date on which it proposes to effect such purchase and, on the date of such purchase, shall pay the aforesaid purchase price to the Issuer in cash or bankable funds, whereupon the Issuer will, by deed or other instrument complying with the provisions of Section 11.3 hereof, transfer and convey the Project (in its then condition, whatever that may be) to the Lessee. Nothing herein contained shall be construed to give the Lessee any right to any rebate to or refund of any rent paid by it hereunder prior to the exercise by it of the purchase option hereinabove granted, even though such rent may have been wholly or partially prepaid.

     Section 11.3 Options - In General. In the event of the exercise by the Lessee of any of the options to purchase the Project, the Issuer will convey to the Lessee, after compliance by the Lessee with the conditions to purchase specified in the respectively applicable sections hereof, the property with respect to which such option was exercised by statutory warranty deed, bill of sale (in the case of personal property) or other appropriate instrument, subject only to Permitted Encumbrances (other than this Lease, the Mortgage or the Indenture), such liens, encumbrances and exceptions to which title to such property was subject when such property was acquired by the Issuer, those to the creation or suffering of which the Lessee consented and those resulting from the failure of the Lessee to perform or observe any of the agreements or covenants on its part contained in the Lease.

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Covenant of Quiet Enjoyment. Surrender. So long as the Lessee performs and observes all the covenants and agreements on its part contained in the Lease, it shall peaceably and quietly have, hold and enjoy the Project during the Lease Term subject to all the terms and provisions hereof. At the end of the Lease Term, or upon any prior termination of the Lease, the Lessee will surrender to the Issuer possession of all property then subject to the demise of the Lease (unless it is simultaneously purchasing such property from the Issuer) in its then condition, whatever that may be.

     Section 12.2 The Lease to be a Net Lease. The Lessee recognizes and understands that it is the intention hereof that the Lease shall be a net lease and that until the Bonds are fully paid all Basic Rent shall be available for payment of the principal and the interest and premium (if any) on the Bonds. This Lease shall be construed to effectuate such intent.

     Section 12.3 Statement of Intention Regarding Certain Tax Matters. The Issuer and the Lessee acknowledge and agree that it is their mutual intention that the Lessee, for federal and state income tax purposes, will be entitled to all deductions and credits with respect to the Project (including, but not limited to, depreciation and investment credits) and that for such purposes the Lease will be deemed to be a financing of any part of the Project acquired with the proceeds of the Bonds.

     Section 12.4 Notices. (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Lease to be made upon, given or furnished to, or filed with, the Issuer, the Trustee, the Lessee, or the Credit Obligor shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Indenture) (i) delivered personally to the party or, if such party is not an individual, to an officer or other legal representative of the party to whom the same is directed (provided that any such document delivered personally to the Trustee must be delivered to a corporate trust officer during normal business hours), at the hand delivery address specified below, (ii) mailed by first-class, registered or certified mail, postage prepaid, addressed as specified below, (iii) sent by recognized overnight delivery service for next day delivery, or (iv) sent by telex or telecopy or other facsimile transmission system to the number specified below. The hand delivery address, mailing address and telex or telecopy number for the parties are as follows:

Issuer                  Hand delivery address: c/o Maury Friedlander
                                               740 Museum Drive
                                               Mobile,  Alabama 36608
                           Mailing address:    Post Office Box 8548
                                               Mobile, Alabama 36608
                           Telecopy number:    (334) 344-1666

Trustee                 Hand delivery address: 424 Church Street, 6th Floor
                                               Nashville, Tennessee 37219
                           Mailing address:    Post Office Box 305110
                                               Nashville, Tennessee 37230-5110
                           Telecopy number:    (615) 748-5331

Lessee                  Hand delivery address: Attn: McGowin I. Patrick, Jr.
                                               300 St. Francis Street
                                               Mobile, Alabama 36602
                           Mailing address:    Post Office Box 1352
                                               Mobile, Alabama  36633
                           Telecopy number:    (334) 432-2778

Credit Obligor          Hand delivery address: Attn: James F. Hannon, V. P.
                                               Atlanta Branch
                                               200 Galleria Parkway, Suite 800
                                               Atlanta, Georgia 30339
                           Telecopy number:    (770) 980-9531
With a copy to:
                                               Attn: Thomas M. Doss, V.P.,
                                               Senior Credit Officer
                                               125 West 55th Street
                                               New York, New York 10019
                           Telecopy number:    (212) 632-8564

Any of such parties may change the address or number for receiving any such notice or other document by giving notice of the change to the other parties named in this Section.

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

     (b) Any notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer or other legal representative of the party) at the address or number specified pursuant to this Section, or, if sent by mail, 3 days after such notice or document is deposited in the United States mail, first class postage prepaid, addressed as provided above.

     Whenever, under the provisions hereof, any request, consent or approval of the Issuer or the Lessee is required or authorized, such request, consent or approval shall (unless otherwise expressly provided herein) be signed on behalf of the Issuer by an Authorized Issuer Representative and, on behalf of the Lessee by an Authorized Lessee Representative; and each of the parties and the Trustee are authorized to act and rely upon any such requests, consents or approvals so signed.

     Section 12.6 Certain Prior and Contemporaneous Agreements Cancelled. The Lease shall completely and fully supersede all other prior or contemporaneous agreements, both written and oral, between the Issuer and the Lessee relating to the Project Work and the leasing of the Project, all to the end that the Issuer and the Lessee shall look to the Lease for ultimate definition and determination of their respective rights, liabilities and responsibilities respecting the Project Work, the Project and the Bonds. The Lessee and the Issuer acknowledge that they have no outstanding agreement, commitment or understanding, either express or implied, for the grant to the Lessee of any option to purchase the Project or any part thereof other than those contained in Article XI hereof.

     Section 12.7 Limited Liability of Issuer. The Issuer is entering into this Lease Agreement pursuant to the authority conferred upon it by the Act. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon the Issuer except with respect to the proper application of the proceeds to be derived from the sale of the Bonds, moneys made available by the Lessee or the Issuer pursuant to the provisions hereof, and the revenues and receipts to be derived from any leasing or sale of the Project, including insurance proceeds and condemnation awards. Further, none of the directors, officers, employees or agents (other than the Lessee as agent of the Issuer in connection with the Project Work) of the Issuer shall have any personal or pecuniary liability whatever hereunder or any liability for the breach by the Issuer of any of the agreements on its part herein contained. Nothing contained in this section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained or relieve any director, officer, employee or agent of the Issuer from performing all duties of their respective offices that may be necessary to enable the Issuer to perform the covenants and agreements on its part herein contained.

     Section 12.8 Binding Effect. The Lease shall inure to the benefit of, and shall be binding upon, the Issuer, the Lessee and their respective successors and assigns. To the extent provided herein and in the Indenture and the Mortgage, the Credit Obligor, the Trustee, and the Owners of the Bonds shall be deemed to be third party beneficiaries hereof, but nothing herein contained shall be deemed to create any right in, or to be for the benefit of, any other person who is not a party hereto.

     Section 12.9 Severability. In the event any provision of the Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 12.10 Article and Section Captions. The article and section headings and captions contained herein are included for convenience only and shall not be considered a part hereof or affect in any manner the construction or interpretation hereof.

     Section 12.11 Governing Law. The Lease shall in all respects be governed by and construed in accordance with the laws of the State of Alabama.

     IN WITNESS WHEREOF, the Issuer and the Lessee have caused this Lease Agreement to be executed in their respective names and their respective corporate seals to be hereunto affixed, and have caused this Lease Agreement to be attested, in six counterparts, each of which shall be deemed an original, and have caused this Lease Agreement to be dated as of July 1, 1998.

                                 THE INDUSTRIAL DEVELOPMENT BOARD OF
                                 MOBILE COUNTY


(SEAL)                           By: /s/
                                     ___________________________________
                                     Chairman of its Board of Directors
ATTEST:

__________________________
Assistant Secretary


                                 AERO INTERNATIONAL, L.L.C.



                                 By: /s/
                                     ___________________________________
                                     Its: President

STATE OF ALABAMA

COUNTY OF MOBILE

     I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that Danny R. Price, whose name as Chairman of the Issuer of Directors of THE INDUSTRIAL DEVELOPMENT BOARD OF MOBILE COUNTY, is signed to the foregoing instrument, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such officer and with full authority, executed the same voluntarily and as the act of said Issuer.

     Given under my hand and seal of office this 24th day of July, 1998.


                              /s/
                              _________________________________________
                              NOTARY PUBLIC
                              My Commission Expires: September 30, 2001


STATE OF ALABAMA

COUNTY OF MOBILE

     I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that _______________________, whose name as President of Aero International, L.L.C. is signed to the foregoing instrument, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such officer and with full authority, executed the same voluntarily and as the act of said company.

     Given under my hand and seal of office this _______ day of July, 1998.

                              /s/
                              _________________________________________
                              NOTARY PUBLIC
                              My Commission Expires:___________________


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